Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Benitec Biopharma Inc. (the “Company”) of our report dated September 26, 2024 relating to the consolidated financial statements of the Company, which appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and Prospectus.

/s/ Baker Tilly US, LLP

San Diego, California

November 1, 2024